77-Q
LMP MONEY MARKET TRUST
WA MONEY MARKET FUND (N4H0)
WA GOVERNMENT MONEY MARKET FUND (N4H2)


Designation of Series of Shares of Beneficial Interests in the Trust
(Effective as of February 6, 2007)

	WHEREAS, the Trustee(s) of the Trust, acting pursuant to
Section 4.9 of the Declaration, desire to divide the Shares of the Trust into 14 Series;

	NOW THEREFORE, the Trustee(s) of the Trust do hereby establish and designate the following Series of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.	Citi California Tax Free Reserves
2.	Citi Cash Reserves
3.	Citi Connecticut Tax Free Reserves
4.	Citi New York Tax Free Reserves
5.	Citi Tax Free Reserves
6.	Citi U.S. Treasury Reserves
7.	Legg Mason Partners Exchange Reserve Fund
8.	Legg Mason Partners New York Municipal Money
Market Fund
9.	Western Asset California Municipal Money Market
Fund
10.	Western Asset Government Money Market Fund
11.	Western Asset Massachusetts Municipal Money Market
Fund
12.	Western Asset Money Market Fund
13.	Western Asset Municipal Money Market Fund
14.	Western Asset New York Municipal Money Market Fund
1.	Each Share of each Series shall have a par value of
$0.00001 per Share and shall be entitled to all the rights and preferences accorded to Shares under the Declaration.
2.	The number of authorized Shares of each Series is
unlimited.
3.	Each Series shall be authorized to hold cash, invest in
securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time are described in the prospectus and statement of additional information contained in the Trusts then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (Prospectus). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.
4.	With respect to the Shares of each Series, (a) the time
and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption of, (g) any conversion or exchange feature or privilege , (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.
5.	The Trustees may from time to time modify any of the
relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series or the
Shares of such Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.
6.	The designation of any Series hereby shall not impair
the power of the Trustees from time to time to designate additional Series of Shares of the Trust or terminate any Series hereby designated.
7.	Capitalized terms not defined herein have the meanings
given to such terms in the Declaration.




LEGG MASON PARTNERS MONEY MARKET TRUST
Designation of Classes
 (Effective as of February 6, 2007)

	WHEREAS, the Trustees of the Trust, acting pursuant to
Section 4.9 of the Declaration, desire to divide the Series of the Trust into one of more Classes of Shares

	NOW THEREFORE, the Trustees of the Trust do hereby establish and designate the Classes as listed below with respect to the identified Series of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

Series
Classes
Citi California Tax Free Reserves
N
Citi Cash Reserves
N
Citi Connecticut Tax Free Reserves
Western Asset CT
Money Market
Portfolio --
Class A shares,
Western Asset CT
Money Market
Portfolio --Class
I shares,
N
Citi New York Tax Free Reserves
N
Citi Tax Free Reserves
N
Citi U.S. Treasury Reserves
N
Legg Mason Partners Exchange Reserve Fund
B, C
Legg Mason Partners New York Municipal Money Market Fund
A, B, C, O
Western Asset California Municipal Money Market Fund
A, I
Western Asset Government Money Market Fund
A, I
Western Asset Massachusetts Municipal Money Market Fund
A, I
Western Asset Money Market Fund
A, B, C, I
Western Asset Municipal Money Market Fund
A, I
Western Asset New York Municipal Money Market Fund
A, I

1.	Each Share of each Class is entitled to all the
rights and preferences accorded to Shares under the
Declaration.
2.	The number of authorized Shares of each Class
is unlimited.
3.	All Shares of a Class of a Series shall be
identical with each other and with the Shares of each
other Class of the same Series except for such
variations between Classes as may be authorized by
the Trustees from time to time and set forth in the
Trusts then currently effective registration
statement under the Securities Act of 1933 to the
extent pertaining to the offering of Shares of the Class
of such Series, as the same may be amended
and supplemented from time to time (Prospectus).
The Trustees may change the name or other designation
of a Class; and take such other action with
respect to the Classes as the Trustees may deem desirable.
4.	With respect to the Shares of a Class of a
Series, (a) the time and method of determining the
purchase price, (b) the fees and expenses, (c) the
qualifications for ownership, if any, (d) minimum
purchase amounts, if any,
(e) minimum account size, if any, (f) the price,
terms and manner of redemption of, (g) any conversion
or exchange feature or privilege , (h) the
relative dividend rights, and (i) any other relative
rights, preferences, privileges, limitations,
restrictions and other relative terms have been
established by the Trustees in accordance with the
Declaration and are set forth in the Prospectus
with respect to such Class of such Series.
5.	The Trustees may from time to time modify any
of the relative rights, preferences, privileges,
limitations, restrictions and other relative terms
of a Class of a Series that have been established by
the Trustees, divide or combine the issued or unissued
Shares of any Class of a Series into a greater
or lesser number; classify or reclassify any issued
or unissued Shares of any Class of a Series into one or
more Classes of such Series; combine two or
more Classes of a Series into a single Class of
such Series; in each case without any action or
consent of the Shareholders.
6.	The designation of any Class hereby shall
not impair the power of the Trustees from time to
time to designate additional Classes of Shares of a or
terminate any one or more Classes of a Series
hereby designated.
7.	Capitalized terms not defined herein have
the meanings given to such
terms in the Declaration.



SCHEDULE A
BUSDOCS/1622863.1/0447785-0000319427
SCHEDULE A
BUSDOCS/1622863.1/0447785-0000319427
SCHEDULE B